Calculation of Filing Fee Tables
S-8
MICROCHIP TECHNOLOGY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock (par value $0.001 per share) to be issued under the Microchip Technology Incorporated 2004 Equity Incentive Plan	Other	12,000,000	$ 76.43	$ 917,160,000.00	0.000087	$ 79,792.92
2	Equity	Common Stock (par value $0.001 per share) to be issued under the Microchip Technology Incorporated 1994 International Employee Stock Purchase Plan	Other	541,132	$ 76.43	$ 41,358,718.76	0.000087	$ 3,598.21
Total Offering Amounts:						$ 958,518,718.76		$ 83,391.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 83,391.13
Offering Note
[1]	Applies to Offering Lines 1 and 2: Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Microchip Technology Incorporated 1994 International Employee Stock Purchase Plan and 2004 Equity Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

[2]	Applies to Offering Lines 1 and 2: Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering per share is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low prices per common share of the Registrant as reported by The Nasdaq Stock Market on November 4, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources